Exhibit 10.2

AMENDING AGREEMENT

THIS AMENDING AGREEMENT (“Amending Agreement”) is made as of the 8th day of April, 2024,

BETWEEN:

GAIA ENERGY INC.
a corporation existing under the laws of the Province of Ontario

(“Seller 1”)

-and-

GREEN SHIFT COMMODITIES LTD.
a corporation existing under the laws of the Province of Ontario

(“Seller 2”)

– and –

JAGUAR URANIUM CORP. (formerly Latam Battery Metals Inc.)
a corporation existing under the laws of British Columbia

(the “Buyer”)

WHEREAS Seller 1, Seller 2 and Buyer are parties to a share purchase agreement dated December 8, 2023 pursuant to which, among other things, Buyer has agreed to acquire all of the Target Company 1 Shares and the Company 2 Shares, all on and subject to the terms and conditions contained in therein (such share purchase agreement, including the schedules attached thereto, being hereinafter referred to collectively as the “Share Purchase Agreement”);

AND WHEREAS Seller 1, Seller 2 and Buyer have agreed to amend the Share Purchase Agreement on the terms and subject to the provisions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby, the parties hereto agree as follows:

Article 1
Interpretation

1.1	Interpretation

(a)	All terms used but not otherwise defined in this Amending Agreement have the respective meanings ascribed to them in the Share Purchase Agreement and grammatical variations of such terms have corresponding meanings.

(b)	Sections 1.2 [ Gender and Extended Meanings], 1.4 [Period of Time/Time of Essence], 1.5 [Section Headings], 7.3 [Expenses], 11.1 [Notices], 11.2 [Severability], 11.3(a) [Governing Law], 11.5 [Amendment], 11.6 [Entire Agreement], 11.7 [Enurement/Successors and Assigns], 11.8 [Waiver] and 11.9 [Counterparts] of the Share Purchaser Agreement are incorporated herein by reference mutatis mutandis.

Article 2
Amendments

2.1	Amendments to the Share Purchase Agreement

Seller 1, Seller 2 and Buyer hereby agree that the Share Agreement is amended with effect from and after the date hereof, as follows:

(a)	The definition of “Initial Consideration Shares” contained in Section 1.1 of the Share Purchase Agreement is deleted in its entirety and replaced with the following:

“means such number of Buyer Common Shares that results in the Seller 1 or its nominee holding in aggregate 20% of the issued and outstanding Buyer Common Shares following Closing.”

Article 3
ACKNOWLEDGMENTS and confirmations

3.1	Acknowledgements and Confirmations

Each of the Parties hereby (i) represents, warrants, acknowledges and confirms to the other that, as of the date of this Amending Agreement, the Share Purchase Agreement, as amended by this Amending Agreement, is and continues to be in full force and effect and (ii) ratifies and confirms all of the terms, conditions and provisions of the Share Purchase Agreement, as amended by this Amending Agreement. In the event of any inconsistency between the terms of this Amending Agreement and the terms of the Share Purchase Agreement, the provisions of this Amending Agreement shall prevail.

Article 4
representations AND warranties

4.1	Representations and Warranties

Each Party hereto represents and warrants to each other Party that (i) this Amending Agreement has been duly authorized by all necessary corporate action on its part and no other corporate proceedings on its part is necessary to authorize this Amending Agreement; (ii) this Amending Agreement has been duly executed and delivered by such Party, and constitutes legal, valid and binding agreements of such Party enforceable against it in accordance with the terms of this Amending Agreement subject only to any limitation under bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in granting equitable remedies such as specific performance and injunction; and (iii) the authorization, execution and delivery of this Amending Agreement by such Party does not and will not (or would not with the giving of notice, the lapse of time or both, or the happening of any other event or condition) (x) contravene, conflict with, or result in any violation or breach of such Party’s constating documents, (y) contravene, conflict with or result in a violation or breach of any indenture, agreement, Contract or other instrument whatsoever to which such Party is a party or by which the Party is bound and does not contravene any Applicable Laws, or (z) result in the creation or imposition of any Encumbrance upon any of such Party’s assets; except, in the case of each of (y) and (z), as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect in respect of such Party.

Article 5
MISCELLANEOUS

5.1	Further Assurances

Each Party hereto shall, from time to time and at all times hereafter, at the request of the other Party, do all such further acts and things, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent of this Amending Agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the date first written above.

GAIA ENERGY INC.

Per:	/s/ Trumbull Fisher
	Name:	Trumbull Fisher
	Title:	Chief Executive Officer
I have authority to bind the corporation

GREEN SHIFT COMMODITIES LTD.

Per:	/s/ Trumbull Fisher
	Name:	Trumbull Fisher
	Title:	Chief Executive Officer
I have authority to bind the corporation

JAGUAR URANIUM INC.

Per:	/s/ Luis Augusto Ducassi
	Name:	Luis Helguera
	Title:	Chief Executive Officer
I have authority to bind the corporation